UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008

Cherokee International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2841 Dow Avenue Tustin, California		92780
(Address of Principal Executive Offices)		(Zip Code)

(714) 544-6665

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2008, Cherokee International Corporation, a Delaware corporation (“Cherokee”), entered into a $67,500,000 Credit Agreement by and among Cherokee, Wells Fargo Foothill, LLC, a Delaware limited liability company, as lender and agent, Lineage Power Holdings, Inc., a Delaware corporation (“Parent”), and Lineage Power Corporation, a Nevada corporation. The proceeds from the Credit Agreement were and are being used by Cherokee, among other ways, in connection with the consummation of the Merger (as defined and described in Item 2.01 below), and for general corporate purposes.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on September 24, 2008, Cherokee entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parent, a portfolio company of The Gores Group, LLC, and Birdie Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).  On November 21, 2008 (the “Effective Time”), Cherokee completed its merger with Merger Sub (the “Merger”), with Cherokee surviving the Merger and becoming a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, at the Effective Time: (1) each share of common stock of Cherokee (“Shares”), other than Shares owned by Cherokee, Parent, Merger Sub or any wholly owned subsidiary of Cherokee, Parent or Merger Sub, par value $0.001 per share, was cancelled and automatically converted into the right to receive $3.20, without interest; (2) each unexercised Cherokee stock option that was outstanding at the Effective Time of the Merger (whether or not then vested) was cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to (x) the excess, if any, of $3.20 per share over the per share exercise or purchase price of such outstanding Cherokee stock option, multiplied by (y) the number of shares of Cherokee common stock underlying such Cherokee stock option; and (3) shares of Cherokee common stock purchased under Cherokee’s Employee Stock Purchase Program were cancelled and converted into the right to receive $3.20 per share. On November 24, 2008, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As a result of the Merger, Cherokee no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, following completion of the Merger, Cherokee notified Nasdaq and requested that Nasdaq (i) suspend trading in Cherokee’s common stock on Friday, November 21, 2008 and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Shares are no longer listed on Nasdaq.  As a result, the Shares will no longer be listed on Nasdaq.  Cherokee also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Shares be deregistered and that Cherokee’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

ITEM 5.01. CHANGE IN CONTROL OF REGISTRANT

The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference. The aggregate consideration paid in respect of the Shares was approximately $62,322,854. The aggregate consideration was funded by Parent and proceeds from the Credit Agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time became the directors of Cherokee, the surviving corporation in the Merger. Accordingly, upon consummation of the Merger, each of Andrew P. Freedman, Timothy P. Meyer, Mark R. Stone, Frank Stefanik, Ryan D. Wald, Craig A. Witsoe and Steven C. Yager became members of the Board of Directors (the “Board”) of Cherokee.  As of the Effective Time, the following individuals ceased to be members of the Board: Raymond Meyer, Jeffrey M. Frank, John Michal Conaway, Clark Michael Crawford, Larry Schwerin, Edward Philip Smoot, and David H. Robbins.  Moreover, effective as of the Effective Time, each of the following resigned as an officer of Cherokee:  Mr. Frank, Linster W. Fox, Mukesh Patel, Alex Patel, Howard Ribaudo and Michael Wagner.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the consummation of the Merger, Cherokee’s certificate of incorporation was amended, effective as of the Effective Time, so that it reads substantially in the form agreed to pursuant to the Merger

Agreement, and the by-laws of Merger Sub as in effect immediately prior to the Effective Time became the by-laws of Cherokee.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of Parent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION
(Registrant)

		By:	/s/ JEFFREY M. FRANK
Date:	November 26, 2008		Jeffrey M. Frank
President, OEM Embedded Power

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Parent